EXHIBIT 24

                           CERTIFICATION


         I, Raquel I. Maldonado, Assistant Secretary of Bristol-Myers Squibb Company (the "Company"), a corporation organized under the laws of the State of Delaware, hereby certify that the attached is a true and exact copy of a resolution taken from the minutes of a regular meeting of the Board of Directors of said corporation, held at the offices of the Company, 345 Park Avenue, New York, New York, on the 6th day of December, 1994.

         IN WITNESS WHEREOF, I have hereunto placed my hand and the seal of the corporation on this 30th day of January, 1995.



                                     /s/ Raquel I. Maldonado
                                    -----------------------------
                                    Assistant Secretary

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          RESOLVED, that the Bristol-Myers Squibb Company TeamShare
Stock Option Plan (the "Plan"), in substantially the form presented to this meeting and attached hereto as Exhibit C, is hereby adopted effective December 6, 1994, with such changes therein as the designated officers (as defined below) of Bristol-Myers Squibb Company (the "Company") deem necessary or desirable, and

         RESOLVED, that the adoption of said Plan is hereby declared to be advisable.

         RESOLVED, that the Chairman, the President, any Executive Vice President, any Senior Vice President, any Vice President or the Secretary of the Company ("designated officers") are each authorized and empowered (a) to certify these resolutions to any person and (b) to execute all other documents and certifications in order to comply with the legal and other requirements pertaining to the Plan or otherwise to carry out the purposes and intent of the foregoing resolutions; and

         RESOLVED, that 15,000,000 shares of the Company's Common Stock (par value $.10 per share) be and hereby are reserved for issuance from time to time for offering under and pursuant to the Plan, and, upon the issuance and sale of said shares pursuant to the Plan, said shares will be fully paid and non-assessable by the Company; and

         RESOLVED, that the preparation and filing of a Registration Statement on Form S-8 under the Securities Act of 1933 for the registration of the shares of the Company's Common Stock to be issued pursuant to the Plan is hereby approved and that each of the designated officers of the Company is hereby authorized and empowered to execute said Registration Statement on behalf of the Company and to cause the same to be filed with the Securities and Exchange Commission (the "Commission"); and

         RESOLVED, that each of the designated officers is authorized and empowered to execute and file all such instruments and documents, make all payments and do all such other acts and things, including the execution and filing of an amendment or amendments to said Registration Statement, as such officer may deem necessary or desirable in order to effect such filing and procure the effectiveness of said Registration Statement; and

         RESOLVED, that for the purposes of executing the Registration Statement and causing the same to be filed with the Commission and of remedying any deficiencies or making any changes with respect thereto by an appropriate amendment or amendments, the directors and officers of the Company be, and each of them hereby is, authorized and empowered to give their several powers of attorney to Rodolphe Hamel, Frederick S. Schiff and Charles G. Tharp, or any one of them; and that the power of attorney, in the form presented to this meeting, be, and it hereby is, approved with such changes therein as the designated officers, or any one of them, may deem necessary or desirable; and

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         RESOLVED, that it is desirable and in the best interest of the Company that its securities be qualified or registered for sale in various states and foreign countries; that the designated officers are each authorized to determine the states and foreign countries in which appropriate action shall be taken to qualify or register for sale all or such part of the shares of the Company's Common Stock (par value $.10 per share) to be issued under the Plan, as the designated officers may deem necessary or advisable; that each of the designated officers are hereby authorized to perform on behalf of the Company any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states and foreign countries, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process;
and the execution by the designated officers of any such paper or documents or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority thereof from the Company and the approval and ratification by the Company of the papers and documents so executed and the action so taken; and

         RESOLVED, that the designated officers are each authorized and directed on behalf of the Company to prepare, execute and cause to be filed with the New York Stock Exchange, Inc., and the Pacific Stock Exchange, Incorporated, applications for the listing of the shares of the Company's Common Stock, par value
$.10 per share, to be issued under the Plan, and to execute and file such documents and instruments and to take any and all such action in connection therewith, including the execution and filing of such amendment or amendments, supplement or supplements, exhibit or exhibits thereto, as the designated officers may deem necessary or desirable; and

         RESOLVED, that the designated officers are each authorized to appear before the New York Stock Exchange, Inc. and the Pacific Stock Exchange, Incorporated, with authority to make such changes in the application filed with each such Exchange, or in the exhibits, agreements or instruments relating thereto, and to do such other acts and things as they may deem necessary or desirable to conform to the requirements for listing on each such Exchange.


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POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rodolphe Hamel, Frederick S. Schiff and Charles G. Tharp, and each of them severally, that person's true and lawful attorney-in-fact, with power to act with or without the others, and with power of substitution and resubstitution, to execute in that person's name, place and stead in that person's capacity as a Director and/or officer of Bristol-Myers Squibb Company a Registration Statement on Form S-8, and any and all amendments thereto, relating to the Bristol-Myers Squibb Company TeamShare Stock Option Plan, with exhibits thereto, and all documents necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or their substitutes, may do or cause to be done by virtue hereof.


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/s/ Robert E. Allen
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ROBERT E. ALLEN                         December 6, 1994

/s/ Michael E. Autera
- -------------------------------
MICHAEL E. AUTERA                       December 6, 1994

/s/ Ellen V. Futter
- -------------------------------
ELLEN V. FUTTER                         December 6, 1994

/s/ Richard L. Gelb
- -------------------------------
RICHARD L. GELB                         December 6, 1994

/s/ Louis V. Gerstner, Jr.
- ------------------------------
LOUIS V. GERSTNER, JR.                  December 6, 1994

/s/ Charles A. Heimbold, Jr.
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CHARLES A. HEIMBOLD, JR.                December 6, 1994

/s/ John D. Macomber
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JOHN D. MACOMBER                        December 6, 1994

/s/ Alexander Rich, M.D.
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ALEXANDER RICH, M.D.                    December 6, 1994

/s/ James D. Robinson III
- ------------------------------
JAMES D. ROBINSON III                   December 6, 1994

/s/ Andrew C. Sigler
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ANDREW C. SIGLER                        December 6, 1994

/s/ Louis W. Sullivan, M.D.
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LOUIS W. SULLIVAN, M.D.                 December 6, 1994

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